Exhibit 10.11
TALEN ENERGY CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
Pursuant to the terms and conditions of the Talen Energy Corporation 2023 Equity Incentive Plan, as amended from time to time (the “Plan”), Talen Energy Corporation, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of performance-based restricted stock units (the “PSUs”) in respect of the number of Shares set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Participant:	Mark McFarland
Date of Grant:	June 16, 2023
Target Number of PSUs:	334,711
Vesting Commencement Date:	May 17, 2023
By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.

TALEN ENERGY CORPORATION

By:	/s/ Andrew Wright
Name: Andrew Wright
Title: Chief Administrative Officer

/s/ Mark McFarland
Mark McFarland
[Signature Page to Performance-Based Restricted Stock Unit Award Notice]

EXHIBIT A
TALEN ENERGY CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Participant PSUs on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:
1.Grant of PSUs.
(a)Grant. The Company hereby grants to the Participant the number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.
(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Terms of Issuance of Grant. Concurrently with, or prior to, the execution and delivery of this Agreement, the Participant is entering into, or has entered into an employment agreement with the Company or one of its Affiliates providing restrictive covenants applicable during and following employment in a form considered satisfactory by the Committee (the “Restrictive Covenant Agreement”) and the Participant’s entry into the Restrictive Covenant Agreement is a material inducement for, and a condition of, the Company’s entry into this Agreement and issuance of the PSUs specified in this Agreement. To the maximum extent permissible under applicable law, all of the restrictive covenants applicable to the Participant set forth in the Restrictive Covenant Agreement, including, without limitation, any non-competition and non-solicitation provisions applicable to Participant set forth therein, are hereby incorporated by reference into this Agreement (with the same force and effect as though fully set forth herein).
3.Vesting.
(a)Performance Vesting. The “Measurement Date” applicable to the PSUs shall be the earlier of (i) the consummation of a Change in Control and (ii) the third anniversary of the Vesting Commencement Date, and the period beginning on the Vesting Commencement Date and ending on the Measurement Date is referred to herein as the “Performance Period.” The

Committee shall determine the actual number of PSUs earned by the Participant (the “Earned PSUs”) no later than (x) immediately prior to the consummation of a Change in Control, if the Measurement Date is the consummation of a Change in Control, or (y) 90 days following the Measurement Date, in any other case. The number of Earned PSUs shall be determined as a percentage of the Target Number of PSUs based on the level of Adjusted Equity Value achievement as set forth in the table below. Linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Maximum amounts set forth in the table below. For the avoidance of doubt, if the Adjusted Equity Value is less than the Threshold set forth in the table below, none of the PSUs will become Earned PSUs. To the extent that the Adjusted Equity Value as of the Measurement Date exceeds the Maximum set forth in the table below, the Company will allocate an additional number of Earned PSUs (the “Kicker PSUs”) to all Participants who have not incurred a Termination prior to the Measurement Date and who hold Eligible PSUs (as defined below) that (excluding the Kicker PSUs) will become Earned PSUs as of such Measurement Date (each such Participant, an “Eligible Participant”). The aggregate number of Kicker PSUs to be delivered to all Eligible Participants shall be equal to (x) one percent of the product of (A) the amount by which the Adjusted Equity Value as of the Measurement Date exceeds the Maximum Adjusted Equity Value set forth in the table below and (B) the total number of Shares outstanding as of the Measurement Date, divided by (y) the Fair Market Value of a Share as of the Measurement Date (which, in the case of a Change in Control, shall be the implied per Share value achieved in connection with such Change in Control). The number of Kicker PSUs allocated to each Eligible Participant shall be determined based on the number of Eligible PSUs (excluding the Kicker PSUs) held by the Eligible Participant that become Earned PSUs as of the Measurement Date as a fraction of all Eligible PSUs held by all Eligible Participants that become Earned PSUs as of the Measurement Date. Any Earned PSUs shall time-vest in accordance with Section 3(b).

Performance Level	Adjusted Equity Value (per Share)	Earned PSUs (% of Target Number of PSUs)
Threshold	$42.35	0%
Target	$52.52	100%
Maximum	$73.69	200%
Above Maximum	>$73.69	1% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs (as described above)
“Adjusted Equity Value” means a per Share amount equal to the sum of (i) (A) if the Measurement Date is a Change in Control, the implied per Share value achieved in connection with such Change in Control or (B) if the Measurement Date is not a Change in Control, the per Share value (I) if the Company is listed on a national securities exchange, based on the 120-Day VWAP, or (II) if the Company is not listed on a national securities exchange, as determined by the Committee in good faith, and (ii) the aggregate per Share value of any distributions or dividends (A) paid with respect to Shares between the Vesting Commencement Date and the Measurement Date or (B) approved for distribution within the next quarter but not yet paid.

“Eligible PSUs” means all PSUs granted by the Company pursuant to an award agreement that provides for the grant of Kicker PSUs upon achievement of Adjusted Equity Value above the Maximum.
(b)Service Vesting. Subject to Sections 3(c) and 3(d), the PSUs shall vest on the Measurement Date, subject to the Participants continued employment through such date.
(c)Termination of Employment.
(i)     Termination without Cause; Resignation for Good Reason. If the Participant incurs a Termination of Employment by the Company without Cause, or by the Participant for Good Reason, in each case, prior to a Change in Control, subject to Participant’s timely execution of a release of all claims in a form acceptable to the Company and generally used by the Company with respect to similarly situated employees, all unvested PSUs shall become fully time vested, and such PSUs shall remain outstanding and eligible to performance vest through the end of the Performance Period. For purposes of this Agreement, “Good Reason” shall have the meaning set forth in that certain Employment Agreement by and between Participant and the Company, dated May 17, 2023, as may be amended and/or restated from time to time.
(ii)     Death or Disability. If the Termination of Employment is due to the Participant’s death or Disability, in each case, on or following the first anniversary of the Vesting Commencement Date and prior to a Change in Control then, subject to Participant’s timely execution of a release of all claims in a form acceptable to the Company and generally used by the Company with respect to similarly situated employees, the Target Number of PSUs shall be reduced such that the Target Number of PSUs outstanding under the Agreement shall be equal the Target Number of PSUs (before taking into account the reduction set forth in this Section 3(c)(ii)), multiplied by a fraction, the numerator of which is the number of calendar days from the Vesting Commencement Date to the date of such Termination of Employment, and the denominator of which is the total number of days in the Performance Period. For the avoidance of doubt, all references to “Target Number of PSUs” shall, following such Termination of Employment, refer to the Target Number of PSUs as reduced pursuant to this Section 3(c)(ii).
(iii)     If the Termination of Employment is due to any other reason except as described in Section 3(c)(i) and (ii), then all unvested PSUs shall be immediately forfeited and cancelled for no consideration.
(d)Change in Control. In connection with a Change in Control, all unvested PSUs shall fully vest based on the applicable Adjusted Equity Value as of the occurrence of such Change in Control.

4.Settlement. Subject to Section 6, the Company shall, at the discretion of the Committee, issue either one Share or cash in an amount equal to the Fair Market Value of one Share, or any combination thereof, to the Participant for each Earned PSU that becomes vested as of the Measurement Date on the earlier of (a) the consummation of a Change in Control and (b) 30 days following the date on which such PSU becomes vested (including, for the avoidance of doubt any Kicker PSUs).
5.Dividend Equivalents; Rights as Member. Until such time as the PSUs have been settled pursuant to Section 4, the Participant shall have no rights as a holder of Common Stock, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the PSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Common Stock underlying the PSUs had such shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying PSU with respect to which they accrue, and shall, if the underlying PSU vests, be paid by the earlier of (a) the consummation of a Change in Control and (b) 30 days following the applicable vesting date.
6.Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the PSUs and, if the Participant fails to do so, the Company may refuse to issue or transfer any Common Stock or dividend equivalents otherwise required to be issued pursuant to this Agreement. Unless as otherwise agreed to by the parties hereto, any withholding obligation with regard to the Participant (up to the maximum statutory rate) may be satisfied by reducing the number of Shares otherwise deliverable to Participant hereunder.
7.Non-Transferability. The PSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.
8.Securities Law Representations. The Participant acknowledges that the Common Stock underlying the PSUs is not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:
(a)Investment Purpose. The Participant is acquiring the PSUs solely for the Participant’s own account, for investment purposes only, and not with a view or an intent to sell,

or to offer for resale in connection with any unregistered distribution, all or any portion of Shares underlying the PSUs within the meaning of the Securities Act and/or any applicable state securities laws.
(b)Knowledge. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the PSUs. The Participant has been furnished with, and/or has access to, such information as the Participant considers necessary or appropriate for deciding whether to acquire the Common Stock underlying the PSUs. In evaluating the merits and risks of an investment in the Common Stock underlying the PSUs, however, the Participant has and will rely only upon the advice of the Participant’s own legal counsel, tax advisors, and/or investment advisors.
(c)Risk of Loss. The Participant is aware that any value the PSUs may have depends on vesting and certain other factors, and that any investment in Common Stock of a privately held corporation such as the Company is non-marketable, nontransferable, and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.
(d)Resales. The Participant understands that the PSUs will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Participant represents that the Participant is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.
(e)Restrictions. The Participant has read and understands the restrictions, limitations, and the Company’s rights set forth in the Plan and this Agreement that will be imposed on the PSUs and any Common Stock issued in respect of the PSUs.
(f)Non-Reliance. The Participant has not relied upon any oral representation made to the Participant relating to the PSUs or the Common Stock or upon information presented in any promotional meeting or material relating to the PSUs.
(g)Legends. The Participant understands and acknowledges that (i) any certificate evidencing the Common Stock (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger, or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement, the Plan, or any stockholders’ agreement that may be in place from time to time; and (ii) the Company has no obligation to register the Common Stock or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Common Stock through book-entry or other electronic means rather than the issuance of stock certificates.

9.Miscellaneous.
(a)Confidentiality. The Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by the Participant of this covenant. This provision shall not prohibit the Participant from providing this information on a confidential and privileged basis to the Participant’s attorneys, financial advisors, or accountants for purposes of obtaining legal, financial, or tax advice or as otherwise required by law.
(b)Compliance with Laws. The grant of PSUs and the issuance of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.
(c)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.
(d)No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended or modified only by a written instrument executed by the Participant and the Company.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of any Company Entity or shall interfere with or restrict in any way the right of any Company Entity to remove, terminate, or discharge the Participant at any time for any reason whatsoever.
(g)Unfunded Plan. The Award of PSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Common Stock pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and any Company Entity or any other Person.

(h)Entire Agreement. This Agreement, the Grant Notice, the Restrictive Covenant Agreement, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.
(i)Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.
(j)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.
(l)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(m)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(n)Section 409A of the Code. It is intended that the PSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(o)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

(p)Forfeiture and Clawback Provisions. Notwithstanding any other provision in this Agreement, the Grant Notice or the Plan, the PSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any clawback policy implemented by the Company or otherwise required by applicable law, whether or not such clawback policy was in place at the Date of Grant and whether or not the PSUs are vested. In addition, if the Participant incurs a Termination of Employment for Cause (or, following a Termination, the Company discovers that grounds for Termination for Cause existed at the time of Termination) or breaches any of the restrictive covenants set forth in the Restrictive Covenant Agreement, then the Participant shall automatically and immediately forfeit to the Company for no consideration: (i) all of the PSUs (whether vested or not vested), (ii) all Shares previously received on settlement of the PSUs (the “Award Shares”) held by the Participant and, (iii) in the event the Participant has sold or otherwise disposed of any Award Shares, the amount of any cash proceeds received from such sale or disposition, in each case, effective as of the date of such Termination for Cause (or determination that grounds for termination for Cause existed, as applicable) or the breach of the Restrictive Covenant Agreement, as applicable.
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